UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 29, 2014

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

1770 Ximeno Avenue, # 104
Long Beach, California	90804
(Address of Principal Executive Offices)	(Zip Code)

(949) 945-8069

(Telephone number, including area code)

Forward Looking Statements

This Form 8-K and other reports filed by Exobox Technologies Corp.  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Exobox Technologies Corp.’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Exobox Technologies Corp. as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Exobox Technologies Corp. and its subsidiaries and controlled companies.

Item 1.01 Entry Into A Material Definitive Agreement

Pursuant to an Agreement and Plan of Reorganization dated January 29, 2014, the Company agreed to acquire all a majority (50.01%) of the equity interests in Cherubim Builders Group,  LLC("CBG") from PDX Partners, Inc. for 40,000,000 post split shares of Common Stock of the Company (the "Common Stock") at the Closing of the Agreement, which is expected to take place on February 28, 2014. Immediately prior to Closing, and giving effect to the issuance of 20,000,000 shares in conversion of debt, and the cancellation of the Series D Convertible Preferred Stock, there shall be approximately 40,250,000 shares of Common Stock outstanding, and so that after Closing the Company shall have outstanding 60,250,000 shares of Common Stock.  The foregoing share numbers give effect to a proposed 1-for 2000 reverse stock split, but before giving effect to the issuance of additional shares in connection with the rounding up of fractional shares and odd lots.

In connection with the Closing, the Company intends to effect a holding company reorganization and spin the current operations of the Company to its current common shareholders on a 1-for-1 basis. In the spin off, each shareholder will receive one new share for each share currrently held.  The completion of the spin-off would be subject to regulatory approval.

CBG is a general contractor in the construction industry.

Item 2.01 Completion of Acquisition or Disposition of Assets

See disclosure in Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On January 29, 2014, and in consideration of approximately $50,000 in cash, the Company issued 5,000 shares of Series D Convertible Preferred Stock to its sole officer and director, Shaun Irvine. On the Closing, we will issue 40,000,000 shares of Common Stock of the Company to shareholders of PDX Partners, Inc. and its designees,  We will also  issue 20,000,000 shares of common stock  for conversion of debt to less than ten persons.  The issuance of shares was and will be exempt under Section 4(2) of the Securities Act as a transaction not involving any public offering or solicitation and also exempt under Section 4(6) as an offering solely to accredited persons.

Item 5.01  Changes In Control of the Registrant

A change of control will take  place on the Closing. The current control person is Shaun Irvine, who holds all of the outstanding Series D Convertible Preferred Stock, giving him the right to convert into, and in the interim exercise the voting power, of 500 million shares of common stock. This is equivalent to approximately 51% of the Company's outstanding shares on a fully diluted basis. The identity of the new control persons following the Closing will be determined at that time.

Item 8.01 Other Events.

A 1-for 2000 reverse stock  was declared by the Board of Directors on January 29, 2014. The record date and ex date will be determined.

The Registrant intends to provide additional information with respect to the business of CBG as soon as practicable.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The required audited financial statements of CBG,  interim financial statements and pro forma statements will be filed as required at or following the Closing.

(b)  Pro Forma Financial Information.

The required audited financial statements of CBG,  interim financial statements and pro forma statements will be filed as required at or following the Closing.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization between the Company and PDX Partners, Inc. dated January 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Shaun Irvine

Shaun Irvine, Chief Executive Officer

Dated: February 10, 2014